Exhibit 99.2


                                       FOR: PRT Group Inc.
                                            342 Madison Avenue
                                            New York, New York 10173

                                  CONTACT:  Lowell W. Robinson
                                            Executive Vice President &
                                            Chief Financial Officer
                                            212-922-0800


 FOR IMMEDIATE RELEASE


                                            Michele Katz/Libby Marshall
                                            Jonathan Rebell
                                            Morgen-Walke Associates
                                            Press: Lee Foley/Elizabeth Pieroni
                                            212-850-5600



    PRT GROUP ACQUIRES INSTITUTE FOR SOFTWARE PROCESS IMPROVEMENT (ISPI)
             * EXPANDS QUALITY JOURNEY(TM) CONSULTING PRACTICE


 New York, NY April 16, 1998 -- PRT Group Inc. (NASDAQ: PRTG), a leading provider of onshore and nearshore information technology consulting and software engineering solutions today announced the acquisition of the

 Institute for Software Process Improvement (ISPI).  Headquartered in

 Pittsburgh, PA, ISPI's staff of 20 experienced consultants are leading providers of software engineering process improvement consulting and training based on the Software Engineering Institutes' Capability Maturity

 Model (SEI/CMM) to internationally located Fortune 500-sized companies.

 The acquisition involves the purchase of all of ISPI's assets for approximately $2.5 million in cash and is expected to be non-dilutive to

 1998 earnings.



 The Software Engineering Institute, established in 1984 at Carnegie Mellon

 University by the U.S. Department of Defense, developed the Capability

 Maturity Model in 1987.  The CMM is a process-based framework that assists organizations in delivering high quality software in a more predictable,

 repeatable, and reliable manner.  Two of ISPI's employees served on the original authoring team that created the CMM.  As an organization consistently applies the processes and improves them, its abilities mature and it produces higher quality software results at reduced system life cycle costs.  The model consists of five levels of maturity, which measure increasing predictability, control and effectiveness of assessed organizations.  PRT has been assessed at Level 3, known as Defined, by external assessors at its Barbados Software Engineering Center in November

 1997.


 Srinivasan Viswanathan, President of PRT, commented, "Many large and medium sized companies are realizing that the application of software engineering principals is the key to getting more mileage from technology budgets.

 With the addition of ISPI into PRT's existing Quality Journey(TM) Consulting Practice, we will now offer a more complete range of software engineering consulting, training, and delivery solutions to our customers.  In addition, this acquisition positions PRT as one of the leading process improvement companies in the marketplace."



 Douglas Mellinger, Chairman and CEO of PRT, said, "The addition of ISPI is part of our overall acquisition strategy to build and enhance existing practice areas such as PRT's Quality Journey(TM) Practice as well as to add new Fortune 500-sized customers.  ISPI enjoys an international reputation as a premier provider of software engineering process improvement consulting services.  PRT's recent SEI-CMM Level 3 assessment combined with

 ISPI's software engineering consulting expertise will form one of the few companies that are recognized software engineering practitioners as well as teachers of the model.  PRT and ISPI will immediately be able to work together to bring higher quality consulting and software solutions to customers."



 Tim Kasse, CEO of ISPI said, "I am extremely pleased to strategically align our company with PRT. We are very happy to join the PRT family and help in building its internal and external Quality Journey(TM) Consulting Practice.

 Our mutual interest and commitment to software engineering principles based on the SEI-CMM will provide our clients with enhanced Quality Journey(TM)

 solutions for their processes and software products."



 "We expect the union to expand the breadth of our services to our clients,"

 concluded Mellinger.  "We wanted to add an organization to our Quality

 Journey(TM) Practice that would blend well with our employees and corporate culture.  This synergistic opportunity will allow us to capitalize on our strengths and achievements."


 PRT Group Inc. was founded in 1989 to provide information technology consulting and Software Engineering solutions and services globally,

 primarily to Fortune 500-sized companies.  Headquartered in New York, New

 York with over 950 personnel in 11 offices worldwide, PRT provides its clients a comprehensive range of software engineering offerings, including

 Strategic Consulting, Project Solutions and Professional Services.



 This press release includes certain "forward-looking statements" for purposes of the "safe harbor" provisions of the Private Securities

 Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially. Such statements are based upon, among other things, assumptions made by, and information currently available to management, including management's own knowledge and assessment of the company's industry and competition.





 Quality Journey(TM) is a PRT trademark.  SEI and CMM are service marks of

 Carnegie Mellon University



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